 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

January 7, 2009	(December 15, 2008)
Date of Report	(Date of earliest event reported)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-32421 (Commission File Number)	58-23420 21 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY 10170

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 201-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act [17 CFR 240.14d-2(b)]
   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act [17 CFR 240.13e-4(c)]

Item 1.01     Entry into a Material Definitive Agreement.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

On December 15, 2008, Fusion Telecommunications International Inc., (the “Company”) and a lender agreed to amend a promissory note (the “Amended Note”) originally issued May 27, 2008 (previously amended and restated on November 5, 2008, October 15, 2008, September 15, 2008 and July 15, 2008) evidencing $200,000 borrowed from the lender. Under the Amended Note (i) interest on the outstanding principal balance from May 27, 2008 through July 14, 2008 shall be paid at the rate of 10% per annum, (ii) interest on the outstanding principal balance thereafter until the date of maturity shall be paid at the rate of 12% per annum, and (iii) the maturity date of the Amended Note is January 31, 2009. The Amended Note also provides that in the event that the note is not repaid by the maturity date, the note will automatically convert to a demand note, and the principal sum and all accrued interest will be payable in full upon ten (10) days notice from the lender. The Amended Note also grants the lender a collateralized security interest, pari passu with other lenders, in the Company’s account(s) receivable. The proceeds will be for general working capital purposes. The Form of Secured Promissory Note issued in this transaction is filed as an exhibit to this report.

On December 22, 2008, the Company borrowed $250,000 from an entity that is also a shareholder of the Company. The loan is evidenced by a promissory note providing for repayment of the principal amount of the note together with all interest accrued from the date of execution, at the rate of 12% per annum upon the unpaid balance until the outstanding principal amount of the note is paid in full. The maturity date of the note is February 22, 2010. In the event that the note is not repaid by the maturity date, the note will automatically convert to a demand note, and the principal sum and all accrued interest will be payable in full upon ten (10) days notice from the lender. The note also grants the lender a collateralized security interest, pari passu with other lenders, in the Company’s account(s) receivable. The proceeds are being used for general working capital purposes. The Form of Secured Promissory Note issued in this transaction is incorporated by reference as an exhibit to this report.

On December 31, 2008, the Company and a lender agreed to amend a promissory note (the “Amended Note”) originally issued October 22, 2008 (previously amended and restated on October 31, 2008) evidencing $150,000 borrowed from the lender. Under the Amended Note (i) interest on the outstanding principal balance from October 22, 2008 through December 31, 2008 shall be paid at the rate of 10% per annum, and (ii) interest on the outstanding principal balance thereafter until the date of maturity shall be paid at the rate of 12% per annum, and (iii) the maturity date of this Amendment is March 31, 2009. The Amended Note provides that in the event that the note is not repaid by the maturity date, the note will automatically convert to a demand note, and the principal sum and all accrued interest will be payable in full upon ten (10) days notice from the lender. The Amended Note also grants the lender a collateralized security interest, pari passu with other lenders, in the Company’s account(s) receivable. The proceeds will be for general working capital purposes. The Form of Secured Promissory Note issued in this transaction is filed as an exhibit to this report.

Form 8-K

Item 3.02     Unregistered Sales of Equity Securities

On December 31, 2008, the Company entered into subscription agreements with four (4) accredited investors, including two (2) Directors, Marvin S. Rosen and Philip D. Turits, for an offering of an aggregate of 1,500,001 shares of Common Stock and five-year warrants to purchase 600,001 shares of Common Stock, in consideration for $180,000. Each warrant is exercisable at $0.14 per share, which is equal to 120% of the closing price of the Company’s Common Stock on the business day before closing. The proceeds of the offering will primarily be used for general corporate purposes. The Form of Subscription and Rights Agreement and the Form of Common Stock Purchase Warrant issued in this transaction are incorporated by reference as exhibits to this report.

The securities described above were offered by the Company and no commission or similar remuneration was paid in connection with the sales. Each of the investors represented that it was an “accredited investor” and was acquiring the securities for its own account, for investment purposes only and acknowledged that the securities were not registered under Federal or State securities laws and that the securities could not be transferred or disposed of absent such registration or the availability of an applicable exemption from registration. In addition, each certificate evidencing the securities bears or will bear a legend describing the restrictions on transferability under applicable law. No general solicitation or advertising was used in connection with this offering. The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations there under including Rule 506 of Regulation D.  The proceeds of the offering will primarily be used for general corporate purposes.  The Company has agreed to file a registration statement with the Securities and Exchange Commission covering resale of the common stock issued and issuable to the investors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Amended and Restated Secured Promissory Note
99.1	Form of Secured Promissory Note (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8–K filed with the Securities Exchange Commission on November 24, 2008)
99.2	Form of Subscription and Rights Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8–K filed with the Securities Exchange Commission on October 6, 2008)
99.3	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8–K filed with the Securities Exchange Commission on October 6, 2008)

Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

	By:	/s/ BARBARA HUGHES
Barbara Hughes
January 7, 2009		as Chief Financial Officer

Form 8-K

INDEX TO EXHIBITS

10.1     Form of Amended and Restated Secured Promissory Note

Form 8-K